Exhibit 4(b)

CLASS B COMMON STOCK
PAR VALUE $0.01

CUSIP 925524 30 8
SEE REVERSE FOR CERTAIN DEFINITIONS

VB

(logo)

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

This certifies that
is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE CLASS B COMMON STOCK OF

Viacom Inc. (the "Corporation"), transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Restated Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Corporation (copies of which are on file with the Transfer Agent), to all of which the holder by acceptance hereof assents. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

Countersigned and Registered:
THE BANK OF NEW YORK

Transfer Agent
and Registrar

By

(signature)

Authorized Officer

(signature)

EXECUTIVE VICE PRESIDENT,
GENERAL COUNSEL AND SECRETARY

(signature)

CHAIRMAN OF THE BOARD
AND CHIEF EXECUTIVE OFFICER

VIACOM INC.

THE CORPORATION WILL FURNISH WITHOUT CHARGE, TO EACH STOCKHOLDER WHO SO REQUESTS, THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF OF THE CORPORATION, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS.

RESTRICTIONS ON TRANSFER AND VOTING: THE RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, OF THE CORPORATION PROVIDES THAT, SO LONG AS THE CORPORATION OR ANY OF ITS SUBSIDIARIES HOLDS ANY AUTHORIZATION FROM THE FEDERAL COMMUNICATIONS COMMISSION (OR ANY SUCCESSOR THERETO), IF THE CORPORATION HAS REASON TO BELIEVE THAT THE OWNERSHIP, OR PROPOSED OWNERSHIP, OF SHARES OF CAPITAL STOCK OF THE CORPORATION BY ANY STOCKHOLDER OR ANY PERSON PRESENTING ANY SHARES OF CAPITAL STOCK OF THE CORPORATION FOR TRANSFER INTO HIS NAME (A "PROPOSED TRANSFEREE") MAY BE INCONSISTENT WITH, OR IN VIOLATION OF, ANY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS (AS HEREINAFTER DEFINED), SUCH STOCKHOLDER OR PROPOSED TRANSFEREE, UPON REQUEST OF THE CORPORATION, SHALL FURNISH PROMPTLY TO THE CORPORATION SUCH INFORMATION (INCLUDING, WITHOUT LIMITATION, INFORMATION WITH RESPECT TO CITIZENSHIP, OTHER OWNERSHIP INTERESTS AND AFFILIATIONS) AS THE CORPORATION SHALL REASONABLY REQUEST TO DETERMINE WHETHER THE OWNERSHIP OF, OR THE EXERCISE OF ANY RIGHTS WITH RESPECT TO, SHARES OF CAPITAL STOCK OF THE CORPORATION BY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE IS INCONSISTENT WITH, OR IN VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS. AS USED HEREIN, THE TERM "FEDERAL COMMUNICATIONS LAWS" SHALL MEAN ANY LAW OF THE UNITED STATES NOW OR HEREAFTER IN EFFECT (AND ANY REGULATION THEREUNDER) PERTAINING TO THE OWNERSHIP OF, OR THE EXERCISE OF RIGHTS OF OWNERSHIP WITH RESPECT TO, CAPITAL STOCK OF CORPORATIONS HOLDING, DIRECTLY OR INDIRECTLY, FEDERAL COMMUNICATIONS COMMISSION AUTHORIZATIONS, INCLUDING, WITHOUT LIMITATION, THE COMMUNICATIONS ACT OF 1934, AS AMENDED (THE "COMMUNICATIONS ACT"), AND REGULATIONS THEREUNDER PERTAINING TO THE OWNERSHIP, OR THE EXERCISE OF THE RIGHTS OF OWNERSHIP, OF CAPITAL STOCK OF CORPORATIONS HOLDING, DIRECTLY OR INDIRECTLY, FEDERAL COMMUNICATIONS COMMISSION AUTHORIZATIONS, BY (I) ALIENS, AS DEFINED IN OR UNDER THE COMMUNICATIONS ACT, AS IT MAY BE AMENDED FROM TIME TO TIME, (II) PERSONS AND ENTITIES HAVING INTERESTS IN TELEVISION OR RADIO STATIONS, DAILY NEWSPAPERS AND CABLE TELEVISION SYSTEMS OR (III) PERSONS OR ENTITIES, UNILATERALLY OR OTHERWISE, SEEKING DIRECT OR INDIRECT CONTROL OF THE CORPORATION, AS CONSTRUED UNDER THE COMMUNICATIONS ACT, WITHOUT HAVING OBTAINED ANY REQUISITE PRIOR FEDERAL REGULATORY APPROVAL OF SUCH CONTROL. IF ANY STOCKHOLDER OR PROPOSED TRANSFEREE FROM WHOM INFORMATION IS REQUESTED AS DESCRIBED ABOVE SHOULD FAIL TO RESPOND TO SUCH REQUEST OR THE CORPORATION SHALL CONCLUDE THAT THE OWNERSHIP OF, OR THE EXERCISE OF ANY RIGHTS OF OWNERSHIP WITH RESPECT TO, SHARES OF CAPITAL STOCK OF THE CORPORATION BY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE COULD RESULT IN ANY INCONSISTENCY WITH, OR VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS, THE CORPORATION MAY REFUSE TO PERMIT THE TRANSFER OF SHARES OF CAPITAL STOCK OF THE CORPORATION TO SUCH PROPOSED TRANSFEREE, OR MAY SUSPEND THOSE RIGHTS OF STOCK OWNERSHIP THE EXERCISE OF WHICH WOULD RESULT IN ANY INCONSISTENCY WITH, OR VIOLATION OF, THE FEDERAL COMMUNICATIONS LAWS, SUCH REFUSAL OF TRANSFER OR SUSPENSION TO REMAIN IN EFFECT UNTIL THE REQUESTED INFORMATION HAS BEEN RECEIVED AND THE CORPORATION HAS DETERMINED THAT SUCH TRANSFER,

OR THE EXERCISE OF SUCH SUSPENDED RIGHTS, AS THE CASE MAY BE, IS PERMISSIBLE UNDER THE FEDERAL COMMUNICATIONS LAWS, AND THE CORPORATION MAY EXERCISE ANY AND ALL APPROPRIATE REMEDIES, AT LAW OR IN EQUITY, IN ANY COURT OF COMPETENT JURISDICTION, AGAINST ANY SUCH STOCKHOLDER OR PROPOSED TRANSFEREE, WITH A VIEW TOWARDS OBTAINING SUCH INFORMATION OR PREVENTING OR CURING ANY SITUATION WHICH WOULD CAUSE ANY INCONSISTENCY WITH, OR VIOLATION OF, ANY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS. AS USED HEREIN, THE WORD "PERSON" SHALL INCLUDE NOT ONLY NATURAL PERSONS BUT PARTNERSHIPS, ASSOCIATIONS, CORPORATIONS, JOINT VENTURES AND OTHER ENTITIES, AND THE WORD "REGULATION" SHALL INCLUDE NOT ONLY REGULATIONS BUT RULES, PUBLISHED POLICIES AND PUBLISHED CONTROLLING INTERPRETATIONS BY AN ADMINISTRATIVE AGENCY OR BODY EMPOWERED TO ADMINISTER A STATUTORY PROVISION OF THE FEDERAL COMMUNICATIONS LAWS.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM            as tenants in common
TEN ENT            as tenants by the entireties
JT TEN                as joint tenants with right
of survivorship and not as tenants in common

UNIF GIFT MIN ACT	Custodian
(Cust)	(Minor)

under Uniform Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

For value received,                                         hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

Please print or typewrite name and address including postal zip code of assignee Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement or any change whatever.